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                                                                [CITIBANK LOGO]

Citibank Cards
Customer Service Center
P.O. Box 6500
Sioux Falls, SD 57117-8500


August 23, 1996


George Remeta, Vice Chairman and CEO
United Retail Group, Inc.
365 West Passaic St.
Rochelle Park, NJ 07662

Dear Mr. Remeta:

Citibank (South Dakota), N.A. has reviewed United Retail Group Inc.'s (URGI) request for waiver of the Fixed Charges Covenant/Fixed Charges Ratio, set out in Section 9.12 of the Credit Plan Agreement dated April 24, 1992.

Citibank is willing to waive but not amend URGI's Fixed Charges Ratio until January 4, 1997. Commencing with the quarter ended August 3, 1996, URGI agrees to provide our service provider, Citicorp Retail Services, Inc. (CRS) within 14 business days of the end of the next two fiscal quarters, with actual forecast financial information in a format similar to that enclosed with your facsimile transmission of August 6, 1996, assessing URGI's compliance with each of its financial covenants as set forth in its Agreement and specifically with the Fixed Charges Covenant we set forth in Section 9.12 of the Agreement pro forme as though it had not been waived. Citibank's waiver will be effective upon receipt of a signed copy of Amendments of the Fixed Charges Ratio covenant in the Credit Agreement and Letter of Credit Agreement between URGI and The Chase Manhattan Bank in the form attached hereto.

Citibank trusts that this is acceptable to you. If so, please sign and return a copy of this letter indicating URGI's consent to the terms stated herein.

Sincerely,


/s/ Jack Paladino
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Jack Paladino
Citibank (South Dakota), N.A.

Agreed To and Accepted By:

UNITED RETAIL GROUP, INC.


By: /s/ George Remeta
    --------------------------------
    Title: Vice Chairman
    Date: August 23, 1996


Federal regulations require us to print the following statement:

The federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or part of the applicant's income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning Citibank (South Dakota), N.A. is the Comptroller of the Currency, Kansas City District Office, 2345 Grand Avenue, Kansas City, MO 64108.

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                                 AMENDMENT NO. 8

                  AMENDMENT NO. 8 effective as of August 22, 1996 between UNITED RETAIL GROUP, INC. (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); and THE CHASE MANHATTAN BANK (successor in interest of The Chase Manhattan Bank, N.A.) ("Chase").

                  The Company, the Subsidiary Guarantors and Chase are parties to a Letter of Credit Agreement dated as of February 24, 1992 (as heretofore amended, the "Letter of Credit Agreement"), providing, subject to the terms and conditions thereof, for letters of credit to be issued by Chase to the Company in an aggregate face amount not exceeding $25,000,000.

                  The Company has requested Chase to consent to certain amendments to the Letter of Credit Agreement, all on the terms and conditions set forth herein and, accordingly, the parties hereto agree as follows:

                  Section 1. Definitions. Terms defined in the Letter of Credit Agreement are used herein as defined therein unless amended hereby.

                  Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof unless otherwise indicated herein, the Letter of Credit Agreement is hereby amended as follows:

                  A. Definitions. Section 1.01 of the Letter of Credit Agreement is amended by deleting the definition of "Fixed Charges
Ratio" and by substituting therefor:

                  ""Fixed Charges Ratio shall mean, for any period of determination thereof, (a) Cash Flow for the period of four consecutive fiscal quarters then ended plus the aggregate amount of payments by the Company and its Subsidiaries made in respect of Operating Lease Obligations during such period to (b) Fixed Charges for such period; provided however, that, up to and including the fiscal month ending January 4, 1997, Fixed Charges Ratio shall mean, for any period of determination thereof, (a) Cash Flow for the period of 12 consecutive fiscal months then ended, if the determination date is the end of a fiscal month or, if otherwise, as at the end of the preceding fiscal month for the period of 12 consecutive fiscal months then ended; plus the aggregate amount of payments by the Company and its Subsidiaries made in respect of Operating Lease Obligations during such period to (b) Fixed Charges for such period.

                  Amendment No. 8 to Letter of Credit Agreement